Exhibit 99.1

PRESS RELEASE

Santa Monica Media Corporation
11845 West Olympic Boulevard
Suite 1125W
Los Angeles, CA  90064

Contact Information:	David M. Marshall
Chief Executive Officer
Santa Monica Media Corporation
(310) 526-3222

SANTA MONICA MEDIA CORPORATION TO MISS DEADLINE FOR TIMELY FILING OF QUARTERLY REPORT

LOS ANGELES, CA – May 19, 2009 – Santa Monica Media Corporation (NYSE ALTERNEXT US: MEJ.U, MEJ, MEJ.WS) announced today based on its current plan to seek liquidation of the amounts held in trust for its IPO shareholders, it is unlikely to timely file the quarterly report on Form 10Q for the quarter ended March 31, 2009.

On May 15, 2009, the Company filed an amended preliminary proxy with the SEC, indicating its intention, subject to the final approval of the SEC and approval of shareholders at a meeting currently planned to be held on May 29, 2009, to liquidate the trust and distribute the trust assets to its shareholders.  Upon distribution of the trust proceeds, the Company intends to voluntarily delist its stock from trading on the Exchange.  The SEC is currently reviewing the preliminary proxy statement filed by the Company in this regard.

As of March 31, 2009, the balance of the assets held in trust was $100,699,285.

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This release contains forward-looking statements including financial projections as to operating cost savings and the Company’s plans.  These forward-looking statements are not historical facts but rather are based on current expectations and projections about the Company and management’s beliefs and assumptions.  Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “ seeks” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements.  The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors.  Readers of this release are cautioned not to place undue reliance on these forward-looking statements.